 FOR IMMEDIATE RELEASE

CONTACTS:
Cambridge Display Technology
Terry Nicklin
tnicklin@cdtltd.co.uk
+44 (0) 1954 713600

Financial Dynamics
Lisa Cradit
lcradit@fd-us.com
+1 (212) 850-5642

CAMBRIDGE DISPLAY TECHNOLOGY ANNOUNCES RESIGNATION OF COMPANY'S CHIEF FINANCIAL OFFICER

Cambridge, UK - June 30, 2006 - Cambridge Display Technology (Nasdaq: OLED), global pioneer in the research, development and commercialization of polymer light emitting diode technology (P-OLED), today announced the resignation of Chief Financial Officer Daniel Abrams, effective today. Michael Black, current Vice President of Finance for the Company will assume Mr. Abrams' responsibilities in the position of Principal Accounting Officer and Principal Financial Officer.

"Daniel has made significant contributions to the business during a period of critical change as we adjusted to the increased complexities of the regulatory environment and compliance requirements arising from CDT's newly acquired public company status," said Dr David Fyfe, Chairman and CEO of CDT. "We are very grateful to him for his efforts, particularly in helping to strengthen the company's balance sheet and preparing us for Sarbanes Oxley compliance. We wish Daniel the best in his next endeavour."

The company reiterated that it expects to report second quarter 2006 financial results in a timely fashion and as scheduled in early August 2006.

About CDT
Cambridge Display Technology (NASDAQ: OLED) is a global leader in the research, development and commercialization of light emitting polymers, which are targeted for use in a wide range of electronic display products used for information management, communications and entertainment. Features include reduced power consumption, size, thickness and weight, very wide viewing angle, superior video imaging performance and the potential for use on flexible display substrates. Current CDT licensees are actively developing their manufacturing strategies. Founded in 1992, the company is headquartered in Cambridge, UK.
www.cdtltd.co.uk

Statements contained in this press release that are not historical facts are "forward-looking statements" and their presence may be indicated by words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will" and "may," as well as the negative thereof and similar expressions. There can be no assurance that future developments affecting Cambridge Display Technology, Inc. and its subsidiaries will be those anticipated by management. Among the factors, risks and uncertainties that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements are the following: the outcomes of the Company's ongoing and future research and development activities, as well as those of its licensees; the Company's ability to form and continue strategic relationships with manufacturers of P-OLED materials and displays; the successful commercialization of products that include the Company's P-OLED technology by its licensees; the willingness of the Company's manufacturers and licensees to continue to develop, manufacture and sell commercial products integrating the Company's technology; the future demand for products using the Company's P-OLED technology; the comparative advantages and disadvantages of any competing technologies; the Company's ability to maintain and improve its competitive position following the expiration of its fundamental patents; the adequacy of protections afforded to the Company by the patents that it owns or licenses and the cost to the Company of enforcing these patents; the Company's ability to obtain, expand and maintain patent protection in the future and to protect its unpatentable intellectual property; and the Company's future capital requirements and its ability to obtain additional financing when needed. Readers should also consider the additional factors described under the caption "Risk Factors" in the Company's 10-K and 10-Q reports filed with the SEC. Investors should not place undue reliance on such forward-looking statements and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.